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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

         Date of Report (Date of earliest Event reported): JULY 31, 2003

                       BOUNDLESS MOTOR SPORTS RACING, INC.
             (Exact name of registrant as specified in its charter)

          COLORADO                     33-5203-D                 84-0953839

(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

                          1801 GATEWAY BLVD, SUITE 105
                             RICHARDSON, TEXAS 75080
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (972) 679-5263

                                THE ENTITY, INC.
                                7609 RALSTON ROAD
                             ARVADA, COLORADO 80002
                     (Former Name and address of Registrant)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

         On July 31, 2003, in connection with the acquisition by the Company of Boundless Motor Sports Racing, Inc., a Nevada corporation (Boundless), and GPX Partners, L.L.C., a Texas limited liability company (GPX), the Company agreed to issue an aggregate of 14,926,400 shares of the Company's common stock to the former shareholders of Boundless and members of GPX (collectively, the "Former Owners"). These shares will be issued on a post-split basis (i.e., effective after the contemplated 1 for 100 reverse stock split of the Company to be effected on August 12, 2003). As a result of these transactions, following the reverse stock split, the Former Owners, as a group, will acquire control of the Company through their aggregate holdings of approximately 94.8% of the voting securities of the Company. Three of the major members of GPX are also major shareholders of Boundless.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         Boundless Merger

         On July 31, 2003, the Company entered into an Agreement and Plan of Merger (the "Boundless Merger Agreement"), by and among the Company, Boundless, the shareholders of Boundless and TEI Acquisition, Inc., a wholly-owned subsidiary of the Company (TEI), pursuant to which, TEI merged with and into Boundless and Boundless emerged from the merger as the surviving corporation and a wholly-owned subsidiary of the Company.

         Pursuant to the terms of the Boundless Merger Agreement, (i) each outstanding share of the capital stock of Boundless held in its treasury was canceled and retired, (ii) the remaining 13,461,200 outstanding shares of capital stock of Boundless were converted into the right to receive an aggregate of 13,461,200 shares of the Company's common stock, on a post-split basis. The structure of the Boundless Merger Agreement was determined through negotiations between the parties thereto. No material relationship existed between the Company and Boundless, or any affiliate, director, or officer of the Company, or any associate of any such director or officer. The foregoing description is not a description of all of the material terms of the transaction. You should read the documents that are attached as exhibits to this report for a more complete understanding of the transaction.

         GPX Partners, L.L.C.

         On July 31, 2003, the Company entered into an Agreement and Plan of Merger (the "GPX Merger Agreement"), by and among the Company, GPX, the members of GPX and GPX Acquisition, Inc., a wholly-owned subsidiary of the Company
(GAI), pursuant to which, GAI merged with and into GPX and GPX emerged from the merger as the surviving corporation and a wholly-owned subsidiary of the Company.

         Pursuant to the terms of the GPX Merger Agreement, the outstanding membership interests of GPX were converted into the right to receive an aggregate of 1,465,200 shares of the Company's common stock, on a post-split basis, and GPX became a wholly

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owned subsidiary of the Company. The structure of the GPX Merger Agreement was determined through negotiations between the parties thereto. No material relationship existed between the Company and GPX, or any affiliate, director, or officer of the Company, or any associate of any such director or officer. The foregoing description is not a description of all of the material terms of the transaction. You should read the documents that are attached as exhibits to this report for a more complete understanding of the transaction.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On July 28, 2003, the shareholders approved, at a special meeting of the shareholders of the Company, a one-for-one hundred reverse stock split. The record date for such stock split has been set for August 12, 2003.

         On July 31, 2003, in connection with the acquisition of Boundless and GPX, the Company changed its name to Boundless Motor Sports Racing, Inc. This name change will be effected at the same time as the above referenced stock split.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         No financial statements are filed herewith. The Company will file financial statements by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K must be filed.

         (b)      PRO FORMA FINANCIAL INFORMATION.

          No pro forma financial statements are filed herewith. The Company will file pro forma financial statements by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K must be filed.

         (c)      EXHIBITS.

         The following is a list of exhibits filed as part of this Current report on Form 8-K:

         2.1 Agreement and Plan of Merger, dated as of July 31, 2003, by and among GPX Acquisition, LLC, a Texas limited liability company, The Entity, Inc., a Colorado corporation, Larry M. Carr, GPX Partners, L.L.C. ("GPX"), a Texas limited liability company, and all of the members of GPX.

         2.2 Agreement and Plan of Merger, dated as of July 31, 2003, by and among TEI, Acquisition, Inc., a Nevada corporation, The Entity, Inc., a Colorado corporation, Larry M. Carr, Boundless Motor Sports Racing, Inc., a Nevada corporation ("Boundless"), and all of the shareholders of Boundless.

         99.1     Press Release dated August 1, 2003

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                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: August 7, 2003                        BOUNDLESS MOTOR SPORTS
                                            RACING, INC.

                                            By: /s/ Leslie Wulf
                                                ------------------------------
                                            Name:  Leslie Wulf
                                            Title: President

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                               INDEX TO EXHIBITS

EXHIBIT NO.                      DESCRIPTION

  2.1 Agreement and Plan of Merger, dated as of July 31, 2003, by and among GPX Acquisition, LLC, a Texas limited liability company, The Entity, Inc., a Colorado corporation, Larry M. Carr, GPX Partners, L.L.C. ("GPX"), a Texas limited liability company, and all of the members of GPX.

  2.2 Agreement and Plan of Merger, dated as of July 31, 2003, by and among TEI, Acquisition, Inc., a Nevada corporation, The Entity, Inc., a Colorado corporation, Larry M. Carr, Boundless Motor Sports Racing, Inc., a Nevada corporation ("Boundless"), and all of the shareholders of Boundless.

 99.1    Press Release dated August 1, 2003